POWER OF ATTORNEY WITH RESPECT TO ANNUAL REPORT OF UNITED HERITAGE CORPORATION FORM 10-KSB FOR THE YEAR ENDED MARCH 31, 2006

The undersigned, a director of United Heritage Corporation, appoints C. Scott Wilson and Kenneth Levy as his true and lawful attorneys and agents to do any and all acts and things and execute any and all instruments which the attorneys and agents may deem necessary or advisable in order to enable United Heritage Corporation to comply with the Securities Exchange Act of 1934, and any requirements of the Securities and Exchange Commission, in connection with the Annual Report of United Heritage Corporation on Form 10-KSB for the year ended March 31, 2006, including, but not limited to, power and authority to sign his name (whether on behalf of United Heritage Corporation, or by attesting the seal of United Heritage Corporation, or otherwise) to such instruments and to such Annual Report and any amendments thereto, and to file them with the Securities and Exchange Commission. The undersigned ratifies and confirms all that any of the attorneys and agents shall do or cause to be done by virtue hereof. Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument.

The undersigned has signed his name as of the 9 day of July 2006.

/s/ Raoul J. Baxter